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                                                                   EXHIBIT 10.31

























































                                               HOME SHOPPING NETWORK, INC.


                                            EMPLOYEE EQUITY PARTICIPATION PLAN

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                                               HOME SHOPPING NETWORK, INC.
                                            EMPLOYEE EQUITY PARTICIPATION PLAN

      M
                                                    Table Of Contents


ARTICLE I        Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II       Name and Purpose of the Plan and the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III      Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV       Eligibility and Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V        Contributions to the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI       Participants' Account and Allocation
                   of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII      Top Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VIII     Benefits Under the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX       Payment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE X        Voting and Exercising Other Rights
                   of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XI       Valuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XII      Investment Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XIII     Trust Fund and Expenses of Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XIV      Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XV       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                          HOME SHOPPING NETWORK, INC.
                      EMPLOYEE EQUITY PARTICIPATION PLAN


        This HOME SHOPPING NETWORK, INC. EMPLOYEE EQUITY PARTICIPATION PLAN hereby adopted this 28th day of December 2, 1994, by HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company").


                             W I T N E S S E T H:


        WHEREAS, the Company desires to establish and maintain an employee stock ownership plan for the benefit of its employees and the employees of its Affiliates which adopt this Plan and who shall qualify as participants hereunder; and

        WHEREAS, the Company's securities are traded on an established securities market; and

        WHEREAS, the Company intends to contribute its securities to the Trust Fund solely for the benefit of its employees and those of its Affiliates who adopt this plan and who qualify hereunder.

        NOW, THEREFORE, the Company hereby establishes an employee stock ownership plan upon the following terms:


                                   ARTICLE I

                                  Definitions

        (a)     "Account" means the Participant's Company Stock Account.

        (b)     "Allocation Date" means December 31 of such Plan Year.

        (c)     "Administrator" shall mean the Plan Administrator.

        (d) "Affiliate" or "Affiliates" shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; and any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

        (e) "Annual Additions" shall mean, with respect to a Limitation Year, the sum of:

                (1) the amount of Employer contributions (including elective contributions) allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

                (2) the amount of the Employee's contributions (other than rollover contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

                (3) any Forfeitures allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; and

                (4) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code that is part of a pension or annuity plan maintained by an Employer or an Affiliate, and amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by an Employer or an Affiliate; provided, however, the percentage limitation set forth in paragraph (e)(1) of Article VI shall not apply to: (A) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an "Annual Addition," or (B) any amount otherwise treated as an "Annual Addition" under Section 415(l)(1) of the Code.

        (f) "Authorized Leave of Absence" shall mean an unpaid temporary cessation from active employment with the Employer pursuant to a nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        (g) "Beneficiary" or "Beneficiaries" shall mean the person or persons to whom the share of a deceased Participant is payable as provided in paragraph (d)(2) of Article VIII.

        (h) "Board of Directors" and "Board" shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

        (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

        (j) "Company" shall mean Home Shopping Network, Inc., and its successors.

        (k) "Company Stock" means common stock issued by the Company (or by a corporation which is a member of the controlled group of corporations of which the Company is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term "Company Stock"



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

means common stock issued by the Company (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Company (or of any such corporation) having the greatest voting power, and (B) that class of stock of the Company (or any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes, of the preceding sentence, pursuant to regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

        (l) "Company Stock Account" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund pursuant to paragraph (a) of Article V.

        (m)     (1)      "Compensation" shall mean the regular salaries and
        wages, commissions, bonuses and overtime pay paid by an Employer (as determined for federal income tax purposes and reported on IRS Form W-2) and elective contributions under a Section 401(k) plan or a plan described in Section 125 of the Code, but shall not include disability payments, stock options, stock awards, relocation expense payments, credits or benefits under this Plan, any amount contributed to any pension, employee welfare, life insurance or health insurance plan or arrangement, or any other fringe benefits, deferred compensation or welfare benefits. Compensation shall be determined based on the Plan Year.

                (2) To the extent required by law, no Compensation in excess of $150,000.00 (adjusted under such regulations as may be issued by the Secretary of the Treasury) shall be taken into account for any Employee. For purposes of determining whether Compensation exceeds $150,000.00, if any Employee is a Family Member of a Highly Compensated Employee who is (i) a 5% owner of an Employer, or (ii) one of the ten Highly Compensated Employees paid the greatest amount of Compensation during the Plan Year, then such Family Member shall not be considered as a separate Employee and any Compensation paid to such Family Member shall be treated as if it were paid to or on behalf of the related Highly Compensated Employee.

                (3) For purposes of making allocations of Company contributions pursuant to Article VI with respect to any Plan Year, no Compensation paid by an Employer with respect to an Employee prior to the Employee's first day of participation shall be taken into account.


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


        (n) "Effective Date" shall mean December 31, 1994, except as may otherwise be noted herein.

        (o) "Eligible Person" is any Employee other than an Employee who has been granted stock options under the Company's employee stock option plan or who has been granted any stock appreciation rights by the Company. Any Employee who became a Participant and thereafter is granted stock options pursuant to the Company's stock option plan or is granted any stock appreciation rights shall continue to vest in any shares allocated to his Account under this Plan but shall not share in future allocations of Company stock as provided in Article VI(b) and (e).

        (p) "Eligible Participant" means a Participant who has worked at least one thousand (1,000) Hours of Service with the Employer or an Affiliate during a Plan Year and is in the employ of an Employer on the Allocation Date.

        (q)     "Entry Date" shall mean either June 30 or December 31.

        (r) "Employee" shall mean any person employed by an Employer or an Affiliate other than:

                (1) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer, and

                (2) a non-resident alien who does not receive earned income from sources within the United States.

                The term "Employee" shall also include any individual required to be treated as an Employee by reason of Section 414(n) or Section 414(o) of the Code (but only for the purposes specified in such Sections).

                (s) "Employer" shall mean the Company and any Affiliate that adopts this Plan with the consent of the Company.

                (t) "Employment Commencement Date" means the date on which an Employee performs his first Hour of Service for an Employer.

        (u) "Family Member" of a Highly Compensated Employee shall mean such Employee's spouse, lineal descendant or ascendant, or the spouse of his lineal descendant or ascendant; provided, however, that for purposes of determining the limit on a Highly Compensated Employee's Compensation under Section 401(a)(17) of the Code, the term "Family Member" shall include only the Employee's spouse and his lineal descendants who have not attained age 19 before the close of the Plan Year.

        (v) "Forfeiture" or "Forfeitures" means that portion of a Participant's Company Stock Account that is not vested, and which is reallocated (under paragraph (e) of Article VI) on the dates specified in paragraph (c)(3) and (4) of Article VIII. Restoration of forfeited amounts shall occur pursuant to paragraph (c)(4)(C) of Article VIII.

        (w)     (1)     "Highly Compensated Employee" shall mean any Employee
during the Plan Year or the immediately preceding Plan Year (or calendar year, if elected by the Employer in accordance with Treasury regulations)

                        (A)     who was a 5% owner of an Employer;

                        (B) whose Section 415 Compensation was more than $75,000.00 (adjusted under such regulations as may be issued by the Secretary of the Treasury);

                        (C) whose Section 415 Compensation was more than $50,000.00 (adjusted under such regulations as may be issued by the Secretary of the Treasury), and who was a member of the "top paid group"; provided, that as used herein, "top paid group" shall mean all Employees who are in the top 20% of the Employer's work force on the basis of Section 415 Compensation paid during the year; provided, further, that for purposes of determining the number of Employees in the top paid group, Employees described in Section 414(q)(8) of the Code shall be excluded; or

                        (D) who was an officer of an Employer and received compensation in excess of 50% of the amount in effect under
                Section 415(b)(1)(A) of the Code for any such Plan Year.

                                (i) The number of officers shall be limited to the lesser of (a) 50 Employees; or (b) the greater of three (3) Employees or 10% of all Employees. For purposes of determining the number of officers, Employees described in Section 414(q)(8) of the Code shall be excluded, but such Employees shall still be considered for the purpose of identifying particular Employees who are officers.

                                (ii) If an Employer does not have at least one officer whose Section 415 Compensation is in excess of 50% of the amount in effect in Section 415(b)(1)(A) of the Code, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

                (2) In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer constituting United States source income (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees.

                (3) For purposes of determining who is a Highly Compensated Employee, an Employer and any Affiliate shall be taken into account as a single Employer.

                (4)     For purposes of this paragraph, the determination of
        Section 415 Compensation shall be based only on Section 415 Compensation that is actually paid and shall be made by including elective or salary reduction contributions to a plan described in Section 125 of the Code, a plan described in Section 401(k) of the Code, a simplified employee pension described in Section 408(k) of the Code or a plan described in
        Section 403(b) of the Code.

                (5) The term "Highly Compensated Employee" shall also mean any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for an Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained age 55.

                (6) For purposes of determining whether a Participant is a Highly Compensated Employee, if any Employee is a Family Member of a Highly Compensated Employee who is (A) a 5% owner of an Employer, or (B) one of the ten Highly Compensated Employees paid the greatest amount of Compensation during the Plan Year, then such Family Member shall not be considered as a separate Employee and any Compensation paid to such Family Member (and any applicable benefit or contribution on behalf of such Family Member) shall be treated as if it were paid to or on behalf of the related Highly Compensated Employee.

        (x) "Key Employee" shall mean any Employee or former Employee who is at any time during the Plan Year (or was at any time during the four preceding Plan Years) (1) an officer of an Employer (within the meaning of Section 416(i)(1) of the Code) having an aggregate annual compensation from the Employer and its Affiliates in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any Plan Year, (2) one of the ten Employees owning (or considered as owning) the largest interests in an Employer, owning more than a 1/2% interest in the Employer, and having an aggregate annual compensation from the Employer and its Affiliates of more than the limitation in effect under
Section 415(c)(1)(A) of the Code for the calendar year that includes the last day of the Plan Year (if two Employees have equal interests in an Employer, the Employees having the greater annual compensation from the Employer shall be deemed to have a larger interest), (3) a 5% owner of an Employer (within the meaning of Section 416(i)(1)(B) of the Code) or (4) a 1% owner of an Employer (within the meaning of Section 416(i)(1)(B) of the Code) having an aggregate annual compensation from the Employer and its Affiliates of more than $150,000.00. For purposes of this paragraph the term "compensation" shall mean an Employee's Section 415 Compensation. The determination of Section 415 Compensation shall be based only on Section 415 Compensation that is actually paid and shall be made by including elective or salary reduction contributions to a plan described in Section 125 of the Code, a plan described in Section 401(k) of the Code, a simplified employee pension described in Section 408(k) of the Code or a plan described in Section 403(b) of the Code.

        (y)     "Limitation Year"  shall mean the Plan Year.

        (z) "Non-Key Employee" shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

        (aa) "Normal Retirement Date" shall mean the date on which a Participant attains the age of 65 years.

        (ab) "Participant" shall mean any Eligible Person who participates in the Plan as provided in Article IV and shall include any former employee of an Employer who was participating in the Plan and who still has a balance in his Account under the Plan.

        (ac) "Plan" shall mean the Home Shopping Network, Inc. Employee Equity Participation Plan as herein set forth, as it may be amended from time to time.

        (ad)    "Plan Administrator" shall mean the Company.

        (ae)    "Plan Year" shall mean the 12-month period ending on December
31.

        (af) "Section 415 Compensation" shall mean wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations), and excluding the following:

                (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (3) Amounts realized from the sale, exchange or other disposition of stock acquired from an Employer under a qualified stock option plan; and

                (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

        (ag)    "Service" means:

                (1)     "Hour of Service" is defined as:

                (A) Any hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These Hours will be credited to the Employee for the computation period in which the duties are performed; and

                (B) Any hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that no more than 501 Hours of Service shall be credited under this paragraph (1)(B) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period), and no credit shall be awarded for any payment required by applicable worker's compensation, unemployment compensation or disability insurance laws or for payments which solely reimburse an Employee for medical or medical-related expenses. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

        Notwithstanding anything herein to the contrary, any Employee who is paid on an hourly basis or who is required to account for his hours of work shall be credited with Hours of Service based upon his actual hours of work as reflected by the Employer's books and records. Payments made to Employees for periods during which no services are performed are to be converted into Hours of Service as provided by Labor Department Regulations 29 C.F.R. Section 2530.200b-2(b) and (c). Any other Employee required by paragraph (A) or (B) above to be credited with at least one Hour of Service during his regular payroll period shall be credited with Hours of Service for that period determined by the following schedule:

                          Pay Period               Hours of Service
                          ----------               ----------------
                          Weekly                             45
                          Bi-Weekly                          90
                          Semi-Monthly                       95
                          Monthly                           190

        Any award or agreement providing back pay, irrespective of any mitigation of damages, shall be credited as Hours of Service for the period for which it is allowed provided that it does not result in duplication of hours credited under paragraphs (1)(A) and (B) above.

        Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the Regulations thereunder. Hours of Service will also be credited for any Leased Employee or other shared employee considered to be an Employee for purposes of this Plan by application of Section 414(n) or Section 414(o) of the Code and the Regulations thereunder and for service with a predecessor employer if the Employer maintains a plan of the predecessor Employer.

        Solely for purposes of determining whether a Break in Service, as defined in paragraph (3) below, has occurred in a Plan Year for participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (D) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (A) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that Year, or (B) in all other cases, in the following Plan Year.

                (2) "Year of Service" A Year of Service is defined as the twelve (12) consecutive month computation period during which the Employee completes at least one thousand (1,000) Hours of Service:

                        (A) For purposes of determining a Year of Service for an Employee's eligibility to participate in the Plan pursuant to Article IV(a)(2), the initial eligibility computation period is the twelve (12) consecutive month period commencing with the Employee's Employment

                Commencement Date (or the date an Employee performs his first Hour of Service following a Break in Service, whichever is later) during which the Employee completes at least one thousand (1,000) Hours of Service. All succeeding eligibility computation periods shall be the Plan Year;

                        (B) For purposes of measuring Years of Service for vesting and benefit accrual purposes pursuant to Article VIII(c), after an Employee's satisfaction of the eligibility requirements set forth in Article IV, herein, the computation period shall be the Plan Years beginning with the Plan Year which includes the Employee's Employment Commencement Date. Initial Participants, as defined in Article IV(a)(1), will only be credited with one (1) Year of Service at December 31, 1994, for purposes of Article VIII(c)(2).

                        (C) For purposes of determining a Year of Service for allocating additional shares of Company Stock pursuant to
                Article VI(a)(1), the computation period shall be the calendar year and shall exclude the calendar year which includes the Employee's Employment Commencement Date.

        For vesting purposes no credit shall be given for any Service prior to January 1, 1994.

                (3) "Break in Service" is defined as any twelve (12) consecutive month computation period during which a Participant fails to complete more than five hundred (500) Hours of Service with the Employer or an Affiliate. However, for purposes of determining Breaks in Service for eligibility, vesting and benefit accrual purposes, the computation periods shall be the same respective consecutive twelve (12) month periods used to determine Years of Service pursuant to paragraph (2) above. Notwithstanding anything herein to the contrary, a Break in Service shall not commence if the Participant is on an Authorized Leave of Absence, as defined in paragraph (e) above.

                (4) "Separation from Service" is defined as the date on which an Employee quits, retires, is discharged or dies.

        (ah) "Top Heavy Year" means any Plan Year in which the Top Heavy Tests under Article VII are met.

        (ai)    "Trust" shall mean the trust established by the Trust Agreement.

        (aj) "Trust Agreement" shall mean the agreement providing for the Trust Fund, as it may be amended from time to time.

        (ak) "Trustee" shall mean the individual, individuals or corporation designated as trustee under the Trust Agreement.

        (al) "Trust Fund" shall mean the trust fund established under the Trust Agreement from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

        (am)    "Valuation Date"  shall mean the date specified in paragraph
(a) of Article XI on which the net worth of the assets comprising the Trust Fund is determined.


                                  ARTICLE II

                  Name and Purpose of the Plan and the Trust

        (a) Name of Plan. The name of the Plan is the Home Shopping Network, Inc. Employee Equity Participation Plan. The Plan is an employee stock ownership plan which is intended to satisfy the requirements of Code
Section 4975(e)(7) and Regulation Section 54.4975-11.

        (b) Exclusive Benefit. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Company. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their Beneficiaries.

        (c) Mistake of Fact. Notwithstanding the foregoing provisions of paragraph (b), any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

        (d) Participant's Rights. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

        (e) Qualified Plan. This Plan and the Trust are intended to qualify under the Code as a tax-free employees' plan and trust, and the provisions of this Plan and the Trust should be interpreted accordingly.

                                 ARTICLE III

                              Plan Administrator

        (a) Administration of the Plan. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to investments. The Administrator shall have no duty with respect to the investments to be made of the funds in the Trust except as may be expressly assigned to it by the terms of the Trust Agreement.

        (b) Powers and Duties. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

        (c) Direction of Trustee. It shall be the duty of the Administrator to direct the Trustee with regard to the allocation and the distribution of the benefits to the Participants and others hereunder.

        (d) Summary Plan Description. The Administrator shall prepare or cause to be prepared a summary plan description (if required by law) and such periodic and annual reports as are required by law.

        (e) Disclosure. At least once each year, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

        (f) Conflict In Terms. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trust and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trust as set forth in this Plan and Trust Agreement and as set forth in any explanatory booklet or other description, this Plan and Trust Agreement shall control.

        (g) Nondiscrimination. The Administrator shall not take any action or direct the Trustee to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

        (h) Records. The Administrator shall keep a complete record of all its proceedings as such Administrator and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Administrator.

        (i) Final Authority. Except to the extent otherwise required by law, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and Beneficiary and every other interested or concerned person or party.

        (j)     Claims.

                (1) Claims for benefits under the Plan may be made by a Participant or a Beneficiary of a Participant on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant by the Administrator within ninety (90) days after the application is filed with the Administrator, unless special circumstances require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one hundred eighty (180) days after the application is filed with the Administrator; and, in the event that no action has been taken within such ninety (90) or one hundred eighty (180) day period, the claim shall be deemed to be denied for the purposes of paragraph (2). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary and an explanation of the claim review procedure.

                (2) If a claim is denied (either in the form of a written denial or by the failure of the Plan Administrator, within the required time period, to notify the claimant of the action taken), a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review pertinent documents and to submit issues and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty
        (120) days after the receipt of the request for review. If such an extension is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the Plan provisions on which the decision is based.

        (k) Appointment of Advisors. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Administrator, by action of its Board of Directors, may designate one or more of its employees to perform the duties required of the Administrator hereunder.


                                  ARTICLE IV

                        Eligibility and Participation


        (a)     Current Employees.

                (1) Initial Participants. Any Eligible Person employed before January 1, 1994 who completes at least one thousand (1,000) Hours of Service during the calendar year 1994 and attained age 21 shall be eligible to participate on the Effective Date of the Plan.

                (2) Future Participants. Any Eligible Person who has not satisfied the requirements specified in paragraph (1) above, shall become eligible to participate in the Plan upon completing a Year of Service and attaining the age of 21. Any such Eligible Person shall enter the Plan as a Participant, if he is still an employee of an Employer, on the first Entry Date concurring therewith or next following his satisfaction of the eligibility requirements.

        (b)     Former Employees.

                (1) An Employee who ceases to be a Participant and who subsequently reenters the employ of an Employer shall be eligible again to become a Participant on the date of his reemployment.

                (2) An Employee who satisfies the eligibility requirements set forth above and who terminates employment with an Employer prior to becoming a Participant will become a Participant on the later of the Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment.


                                  ARTICLE V

                          Contributions to the Trust

        (a) Company's Contribution. The Company shall contribute stock or cash as needed to fulfill the requirements of Article VI paragraphs (a)(1) and
(d) and may contribute Company Stock or cash in such amounts, if any, that the Company's Board of Directors, in its sole discretion, may authorize and direct to be paid and allocated as provided in Article VI paragraphs (a)(2) and (b).

        (b) Payment. The Company's total annual contribution may be made, in one or more installments, not later than the due date (including extensions thereof) for filing the federal income tax return of the Company for its fiscal year ending with or during the Plan Year for which the contribution is made. Company Stock shall be valued at its then fair market value.

        (c) Maximum Amount of Employer Contributions. The aggregate amount of contributions made by the Employer shall not exceed the maximum amount allowable as a deduction for federal income tax purposes for the year of contribution nor shall the Employer contribute an amount for any Participant which exceeds the maximum amount allowable under Code Section 415(c).

        (d) Employee Contributions. Participants shall not be permitted to make any contributions to this Plan.

        (e) No Duty to Inquire. The Trustee shall have no right or duty to inquire into the amount of any contribution made by the Company or the method used in determining the amount of any such contribution, or to collect the same, but the Trustee shall be accountable only for funds actually received by it.


                                  ARTICLE VI

            Participants' Account and Allocation of Contributions

        (a)     Initial Allocation.

        (1) Initial Participants. The Plan Administrator shall allocate to the Company Stock Account of each Participant on the Effective Date of the Plan 100 shares of Company Stock plus 10 shares for each Year of Service of the Plan Participant in excess of 1. For years before 1988, a calendar year during which the Participant was continuously employed shall be treated as a Year of Service regardless of the number of hours worked.

        (2) Future Participants. It is intended that each person who becomes a Participant after the Effective Date receive an initial allocation equal to the lesser of: (A) 100 shares of Company Stock or (B) shares of Company Stock which have a value equal to $1,000, with such shares rounded down to the nearest whole number of shares. If the Company makes discretionary contributions in addition to the Initial Allocation to Initial Participants of paragraph (a)(1), such contributions shall first be allocated pro rata to such Future Participants based on their Entry Dates, with the earliest Entry Date receiving the first allocation, until such Future Participants shall have been allocated the whole number of shares of Company Stock originally calculated as of the Allocation Date contemporaneous with or next following their Entry Date. If such contributions are made during the Plan Year, which includes the Future Participant's Entry Date, such Participant need not be employed on the Allocation Date to share in the allocation provided by this paragraph. If such contributions are made during any Plan Year subsequent to the Plan Year which includes the Future Participant's Entry Date, such Participant must be employed on the Allocation Date to share in the allocation provided by this paragraph. Any discretionary contributions in excess of those required to make the allocations provided herein shall be allocated as provided in paragraph (b) below.

        (b) Additional Allocations. If the Company makes discretionary contributions in addition to the Initial Allocation of paragraph (a), every Eligible Participant employed on the Allocation Date shall share in the contribution in proportion to his Compensation relative to the Compensation of all Eligible Participants employed on that Allocation Date.

        (c)     Limitation on Allocation of Contributions.

                (1) Notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant's Account under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of $30,000.00 (or, if greater, one quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or 25% of the Participant's Section 415 Compensation for such Plan Year.

                (2) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by any Employer or any Affiliate and the aggregate Annual Additions to and projected benefits under all of such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the Annual Additions and projected benefits for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in paragraph
        (3) below. Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments may be made to any other Plan.

                (3) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation, a reasonable error in determining the amount of Employer contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant would cause the limitations
                set forth in this paragraph (c) to be exceeded, the excess amount shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. If the Participant is not covered by the Plan as of the end of the Plan Year, such excess amount shall be held unallocated in a suspense account for the Plan Year and reallocated among the Participants as of the end of the next Plan Year to all of the Participants in the Plan in the same manner as an Employer contribution under the terms of paragraphs (a) and (b) of this Article VI before any further Employer contributions are allocated to the Accounts of the Participants, and such allocations shall be treated as Annual Additions to the Accounts of the Participants. In the event that the limits on Annual Additions for any Participant would be exceeded before all of the amounts in the suspense account are allocated among the Participants, then such excess amounts shall be retained in the suspense account to be reallocated as of the end of the next Plan Year and any succeeding Plan Years until all amounts in the suspense account are exhausted.

                (d) Make-Up Allocation. Any Participant who is prevented from receiving all or any portion of the Initial Allocation of Company Stock provided by paragraph (a) because of the limitations of paragraph
        (c) shall be entitled to an allocation of Company Stock in each succeeding year in which he is employed on the Allocation Date up to the limit provided by paragraph (c) until he has received the number of shares of Company Stock he would have received pursuant to paragraph
        (a) but for the limitations of paragraph (c). This paragraph shall not apply to discretionary allocations pursuant to paragraph (b) above.

                (e) Allocation of Forfeitures. Forfeitures arising during the Plan Year shall be allocated in the following order:

                        (1) first to Participants who are entitled to restoration of amounts previously forfeited pursuant to Article VIII paragraph (c)(4)(C);

                        (2) second to Participants who are entitled to a Make-Up Allocation pursuant to Article VI paragraph (d) above;

                        (3) third to Future Participants who had Entry Dates in prior Plan Years and were not allocated the full amount of their Initial Allocation specified in Article VI paragraph (a)(2), above, and in the same order specified in that paragraph;

                        (4) fourth, pursuant to paragraph (a)(2), above, to any Employees who became Participants during the Plan Year; and

                        (5) the balance of any Forfeitures shall be allocated in the same manner as the Company's contribution under paragraph (b), above.

                (f) Allocation of Earnings and Losses. As of each Allocation Date, the Plan Administrator shall credit or charge each Participant's Company Stock Account with its own earnings or losses for the year.

                (g) Allocation of Cash Dividends. Cash dividends paid on Company Stock allocated to a Participant's Company Stock Account shall be credited to that Participant's Company Stock Account.


                                 ARTICLE VII

                                Top Heavy Plan

                (a) Minimum Allocation of Employer Contribution for Top Heavy Plan Year. Notwithstanding the foregoing, if the Plan is a Top Heavy Plan or an Extra Top Heavy Plan for any Plan Year (as determined by the tests set forth in paragraphs (e)(1) and (e)(2) of this Article
        VII), then a participating Non-Key Employee who is in the employ of the Employer on the last day of the Plan Year shall be entitled to a minimum contribution in accordance with the following paragraphs:

                        (1) Only Defined Contribution Plans. If a Participant participates only in defined contribution plans maintained by the Employer or any Affiliate, and the Participant did not receive a contribution under this Plan, and/or any other defined contribution plan maintained by the Employer or any Affiliate equal to the lesser of: (i) three (3%) of the Participant's Section 415 Compensation for the year, or (ii) the percentage of the Section 415 Compensation for the Year which is equal to that of the Key Employee for whom the percentage is the highest, then the aggregate contribution for the year made by the Employer on behalf of each Participant and any Forfeitures allocated to his Account pursuant to this Plan shall be equal to the difference between:

                                (A) the lesser of: (1) three percent (3%) of the Participant's Section 415 Compensation for the year from the Employer or any Affiliate, or (2) the percentage of such Section 415 Compensation which is equal to that of the Key Employee for whom the percentage is the highest, and

                                (B) the contribution otherwise provided by this Plan and all other defined contribution plans maintained by the Employer or any Affiliate.

                        (2) Both Defined Benefit and Defined Contribution Plans. If a Participant is also a participant in a defined benefit plan maintained by the Employer or any Affiliate, the minimum benefit to which a Participant is entitled shall be provided by, and in accordance with, the terms of the defined benefit plan.

                However, if the defined benefit plan does not provide the Participant with a minimum accrued benefit equal to three percent (3%) of the Participant's average annual Section 415 Compensation from the Employer or any Affiliate for each Top Heavy Year or two percent (2%) of a Participant's average annual Section 415 Compensation from the Employer or any Affiliate for each Extra Top Heavy Year, multiplied by the number of Top Heavy Years or Extra Top Heavy Years (not in excess of ten (10) Years) during which he was a Participant in both Plans, and the Participant did not receive a contribution under this Plan and/or any other defined contribution plan maintained by the Employer or any Affiliate of at least seven and one-half percent (7 1/2%) of his
        Section 415 Compensation from the Employer or any Affiliate for a Top Heavy Year or five percent (5%) of such Section 415 Compensation for an Extra Top Heavy Year, the Participant shall be entitled to a minimum contribution for the year under this Plan. The Participant's minimum contribution under this Plan shall be a contribution equal to the difference between:

                        (A)     seven and one-half percent (7 1/2%) of his
                Section 415 Compensation from the Employer or any Affiliate for each Top Heavy Year or five percent (5%) of such Section 415 Compensation for each Extra Top Heavy Year in which he was a Participant in both Plans, and

                        (B) the contribution otherwise provided by this Plan and all other defined contribution plans maintained by the Employer or any Affiliate.

                (3) Rules of Application. The minimum benefit or minimum contribution shall not be offset by any OASDI benefits received by the Participant, and any Top Heavy minimum benefits shall be provided by this Plan only after minimum benefits have been provided by all other Plans.

        (b)     Top Heavy Tests.

                (1) Top Heavy. The Plan will be Top Heavy during the Plan Year if the aggregate accounts of the participating Key Employees determined as of the Determination Date, as provided in paragraph (b) below, equals or exceeds sixty percent (60%) of the aggregate accounts of all Participants included within the aggregation group. In any Top Heavy Year the applicable provisions of paragraph (a) of this Article VII shall apply and the provisions of this Article VII will supersede any conflicting provisions of the Plan.

                (2) Extra Top Heavy. If the sum of the accounts of the participating Key Employees equals or exceeds ninety percent (90%) of the sum of the aggregate accounts of all Participants included within an aggregation group of plans, this Plan shall be considered Extra Top Heavy. If the Plan is Extra Top Heavy, then paragraph (a) of this Article VII shall apply. In addition, paragraph (c)(2) of Article VI shall also apply together with the adjustments required under Section 416(h)(1) of the Code.

         (c) Determination Date. The Determination Date for any Plan Year shall be the last day of the preceding Plan Year, or in the case of the first Plan Year to which this Article applies, the last day of the first Plan Year.

         (d) Aggregation Groups. Each plan maintained by the Employer or any Affiliate in which a Key Employee participates and any other plan maintained by those businesses which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be considered a part of the aggregation group. Other plans maintained by the businesses which are not required to be included in the aggregation group may be included if the requirements of Code Sections 401(a)(4) and 410 are satisfied when those plans are considered together with the plans of the required aggregation group. In the event that two or more Plans within the aggregation group have different Determination Dates, the present value of all accrued benefits shall be determined separately at each Plan's Determination Date and the accrued benefits for each Plan shall then be aggregated based upon the Determination Dates for each Plan which fall within the same calendar year.

         (e)     Definitions.

                 (1) Accrued Benefits. For purposes of this Article the Accrued Benefits of a Participant, former Participant or Beneficiary shall include the value of:

                          (A) the Participant's retirement benefits provided by his employer as of the most recent Valuation Date occurring within a twelve (12) month period ending on the Determination Date, and (i), in the case of any defined contribution plan maintained by the Employer or any Affiliate, adjusted to include contributions made by (in the case of any profit sharing plan) or due from (in the case of any pension plan) the Employer as of the Determination Date, or (ii), in the case of any defined benefit plan maintained by the Employer or any Affiliate, determined as if the Participant terminated service as of the Determination Date in the first Plan Year or as if the Participant terminated service on the Valuation Date for all subsequent Plan Years. The present value of a Participant's retirement benefits attributable to any defined benefit plan shall be determined using the actuarial assumptions set forth with the provisions of such plan; and

                          (B) all distributions made to a Participant within the Plan Year which includes the Determination Date or within the four (4) preceding Plan Years, but only to the extent that the distribution is not included in the value of the Participant's Account on the Valuation Date. Distributions of benefits received by a Participant from this Plan and rollover into another plan maintained the by Employer or any Affiliate shall not be counted as an accrued benefit under this Plan. This paragraph (e)(1)(B) shall include distributions under a terminated plan which if it had not been terminated would have been required to be included in the aggregation group as defined in paragraph (c) above.

                          Notwithstanding anything to the contrary, if any
                 Employee has not performed services for the Employer or any Affiliate during the 5-year period ending on any Determination Date, the accrued benefit of such Employee shall not be taken into consideration for purposes of determining whether the Plan is Top-Heavy with respect to the Plan Year to which the Determination Date applies.

                 (2) Key Employee Accrued Benefits. The value of the Key Employee Accrued Benefits shall equal the sum of the aggregate values of the accrued benefits of all Key Employees and all Beneficiaries of Key Employees.

                 (3) Non-Key Employee Accrued Benefit. Solely for purposes of determining whether the Plan is Top-Heavy, the accrued benefit of any Non-Key Employee shall be determined (A) under the method, if any, that uniformly applies for accrual purposes under all plans of the Employer or any Affiliate, or (B) if there is no such method, as if such benefit accrued no more rapidly than the lowest accrual rate permitted under the Fractional Accrual Rule of Section 411(b)(1)(C) of the Code.

                 (4) Total Accrued Benefits. The value of the Total Accrued Benefits shall equal the sum of the aggregate value of the Key Employee Accrued Benefits described above plus the aggregate value of the accrued benefits of all other Participants, former Participants and Beneficiaries of plans included within the aggregation group of plans. The Total Accrued Benefits shall not, however, include the Account of any Participant, or Beneficiary of a Participant who was at any time a Key Employee but who is no longer a Key Employee.

                 (5) Compensation. For any Plan Year in which the Plan is Top-Heavy, annual Compensation for purposes of this Article VII shall mean Section 415 Compensation.

                                 ARTICLE VIII

                            Benefits Under the Plan

         (a)     Retirement Benefit.

                 (1) A Participant shall be entitled to retire from the employ of his Employer upon such Participant's Normal Retirement Date. Until a Participant actually retires from the employ of his Employer, he shall continue to be treated in all respects as a Participant.

                 (2) Upon the retirement of a Participant as provided in paragraph (1), such Participant shall be entitled to a retirement benefit in an amount equal to 100% of the balance in his Company Stock Account as of the date of distribution of his benefit.

         (b)     Disability Benefit.

                 (1) In the event a Participant's employment with his Employer is terminated by reason of his total and permanent disability, such Participant shall be entitled to a disability benefit in an amount equal to 100% of the balance in his Company Stock Account as of the date of distribution of his benefit.

                 (2) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer and will be deemed to have occurred only when certified by a physician who is acceptable to the Plan Administrator and only if such proof is received by the Administrator within sixty (60) days after the date of the termination of such Participant's employment.

         (c)     Termination of Employment Benefit.

                 (1) In the event a Participant's employment with his Employer is terminated for reasons other than retirement, total and permanent disability or death, such Participant shall be entitled to a termination of employment benefit in an amount equal to his vested interest in the balance in his Company Stock Account as of the date of distribution of his benefit.

                 (2) A Participant's vested interest in his Company Stock Account shall be a percentage of the balance of such Account as of the applicable Valuation Date, based upon such Participant's Years of Service as of the date of the termination of his employment, as follows:

         TOTAL NUMBER OF                                           VESTED
         YEARS OF SERVICE                                        INTEREST
         ----------------                                        --------

         Less than 1 Year of Service                                  -0-
         1 year, but less than 2 years                                20%
         2 years, but less than 3 years                               40%
         3 years, but less than 4 years                               60%
         4 years, but less than 5 years                               80%
         5 years or more                                             100%

        (3)      (A)     If the termination of employment results in five
        consecutive Breaks in Service, then upon the occurrence of such five consecutive Breaks in Service, the non-vested interest of the Participant in his Company Stock Account as of the Valuation Date concurring with or next following the date of his termination of employment shall be deemed to be forfeited and such forfeited amount shall be allocated as provided in paragraph (e) of Article VI. If the Participant is later reemployed by the Company or an Affiliate, the unforfeited balance, if any, in his Company Stock Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant's Years of Service after any five consecutive Breaks in Service resulting from such termination of employment shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Company Stock Account that accrued before such five consecutive Breaks in Service.

                 (B)     Notwithstanding any other provision of this paragraph
        (c), if a Participant is reemployed by the Company or an Affiliate and, as a result, no five consecutive Breaks in Service occur, the Participant shall not be entitled to any termination of employment benefit as a result of such termination of employment.

        (4)      (A)     Notwithstanding any other provision of this paragraph
        (c), if at any time a Participant is less than 100% vested in his Company Stock Account and, as a result of his termination of employment, he receives his entire vested termination of employment benefit pursuant to the provisions of Article IX, and the distribution of such benefit is made not later than the close of the fifth Plan Year following the Plan Year in which such termination occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then upon the occurrence of such distribution, the non-vested interest of the Participant in his Company Stock Account shall be deemed to be forfeited. Forfeited amounts shall be allocated as provided in paragraph (e) of Article VI.


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